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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                December 31, 2003

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                             GLOBECOMM SYSTEMS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

        000-22839                                        11-3225567
(COMMISSION FILE NUMBER)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                 45 Oser Avenue
                            Hauppauge, New York 11788
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (631) 231-9800
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                 Not Applicable
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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ITEM 5.  OTHER EVENTS.

         On December 31, 2003, the Company issued a press release relating to a private placement of equity securities, a copy of which is included as Exhibit
99.1 to this report and incorporated by reference herein.

         The press release announced that the Company executed definitive agreements, on December 31, 2003, for the sale of an aggregate of 1,500,000 shares of its common stock, par value $0.001 per share (the "Common Stock"), and warrants to purchase up to an aggregate of 750,000 shares of Common Stock (the "Warrants"). The Warrants are exercisable at an exercise price per share of $5.50, subject to adjustment from time to time for stock splits, stock dividends, distributions or similar transactions. The Warrants are exercisable beginning July 1, 2004 and expire on December 31, 2008.

         The offering and sale will result in gross proceeds to the Company, prior to the deduction of expenses and commissions, of $6.75 million. The net proceeds of the financing are expected to be approximately $6.2 million and will be used for working capital and general corporate purposes, as well as for strategic purposes such as selected acquisitions that may be considered in the future to expand the Company's product and service offerings.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.                Description
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99.1                       Press Release dated December 31, 2003.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           Globecomm Systems Inc.
                           -----------------------------------------------------
                           (Registrant)


                           By:    /s/ ANDREW C. MELFI
                                  ----------------------------------------------
                           Name:  Andrew C. Melfi
                           Title: Vice President and Chief Financial Officer
                                  (Principal Financial and Accounting Officer)

Dated: December 31, 2003